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                                  DEMAND NOTE

This Note has been executed by COMPLUS, L.P., a Delaware Limited Partnership with its principal office located at 100 Newport Avenue Extension, Quincy, MA 02171 ("Borrower").

ON DEMAND, for value received, Borrower promises to pay to the order of ONEPOINT COMMUNICATIONS CORP., a Delaware corporation ("Lender"), at its office at 2201 Waukegan Drive, Bannockburn, Illinois 60015, or at such other place as Lender may direct, the principal sum of NINE HUNDRED THOUSAND AND NO/100 United States Dollars ($900,000). Interest shall accrue on the outstanding principal amount of this Note at a rate equal to 15% per annum and shall be payable at such time as the principal of this Note becomes due and payable.

This Note shall bind Borrower, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, except that Borrower may not transfer or assign any of its rights or interest hereunder without the prior written consent of Lender.

Borrower agrees to pay upon demand all expenses (including without limitation attorneys' fees, legal costs and expenses, in each case whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by Lender in connection with the enforcement or preservation of its rights hereunder.

The amounts due under this Note are secured by the Security Agreement of even date herewith encumbering the accounts receivable of Borrower.

Except as otherwise expressly provided herein, Borrower expressly and irrevocably waives notice of dishonor or default as well as presentment, protest, demand and notice of any kind in connection herewith. In addition, Borrower expressly agrees that this Note, or any payment hereunder, may be extended from time to time and the holder hereof may accept security for this Note, all without in any way affecting the liability of the Borrower hereunder. This Note shall be governed by and construed in accordance with the internal law of the State of Illinois, and shall be deemed to have been executed in the State of Illinois.

COMPLUS, L.P.

By: AMI-VCOM2, Inc., its General Partner

     By: ____________________________

     Name Printed: __________________

     Title: _________________________

     Date: __________________________